Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Jackie Seneker
SiriCOMM, Inc.
2900 Davis Blvd., Suite 130
Joplin, MO 64804
Phone: 417-626-9971
Web: http://www.siricomm.com
Email: info@siricomm.com

      SIRICOMM TEAMS WITH LEADING LOAD MANAGEMENT COMPANY TO OFFER IN TOUCH

GET LOADED.COM TO OFFER SIRICOMM NETWORK SERVICES TO ITS 250,000 SUBSCRIBER BASE

Joplin, Mo. - September 23, 2004 -- SiriCOMM, Inc. (OTC BB: SIRC), a nationwide broadband wireless software, and network company serving the commercial transportation industry. has announced a professional alliance with Getloaded.com, an Internet Load Board for the transportation industry. Getloaded currently provides information on loads and other valuable data to over 15,000 trucking members, representing over 250,000 trucks.

Getloaded.com will now offer InTouch, SiriCOMM's wireless ISP package, which allows access to the Internet throughout the nation. SiriCOMM and Getloaded together will provide technology to enable real-time load information to be sent automatically to subscribers. This service allows truckers to access load information quickly and easily.

"Getloaded is a perfect match as SiriCOMM's load matching partner and for our Value-Added Resale program," says David N. Mendez, SIRC EVP. "Getloaded provides an excellent extension of SiriCOMM's marketing arm to reach 250,000 truckers immediately."

SiriCOMM Wi-Fi Hot Spots are presently installed in Pilot Travel Centers nationwide. The Company plans to continue installing hot spots, focusing on high-traffic locations frequented by truck drivers. Drivers who subscribe will have broadband access to a proprietary network providing transmission, email, and Internet access.

By joining forces, Getloaded.com's load matching service and SiriCOMM's network of Wi-Fi Hot Spots adds power to the technology toolbox that allows today's trucker to stay in touch, respond quickly, and manage freight profitably.

According to Charles Myers, Getloaded.com President, "This is the first step in our (Getloaded.com) being able to offer our members the technology solutions needed to succeed in today's transportation marketplace. We are excited about the future and what the alliance means for our membership."

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About SiriCOMM
--------------
SiriCOMM provides nationwide broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. The Company has a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security for businesses of any size and, to the extent applicable, government. The Company's unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable an ultra high-speed, open-architecture wireless data network for its software applications and Internet access. The Company believes that its vertical-specific software, network technology, deep industry relationships, and low cost of operations can represent significant value to the commercial transportation industry and the government market.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

Contact Information
Jackie Seneker
SiriCOMM, Inc.
417-626-9971
info@siricomm.com
http://www.siricomm.com
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